AMENDMENT TO THE TRANSFER AGENCY
                        AND SUB-ADMINISTRATION AGREEMENT


         AMENDMENT made as of March 1, 2005, to that certain Transfer Agency and Sub-Administration Agreement, dated as of October 1, 2003, (the "Agreement"), between AMERICAN EXPRESS FINANCIAL CORPORATION ("AEFC"), a Delaware corporation having its principal place of business at 50611 AXP Financial Center, Minneapolis, MN 55474, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, OH 43219.

         WHEREAS, AEFC desires that BISYS provide, and BISYS has agreed to provide in consideration of the fee described below, services with respect to Form N-Q;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.   Amendments

         (a) Section 1 of the Agreement is amended by the addition of the following service to be provided by BISYS:

               File holdings reports on Form N-Q as required at the end of the first and third fiscal quarters of each year.

         (b) Schedule A of the Agreement is amended by the addition of the following fee to be paid to BISYS:

               Fee for Form N-Q services: $4,500 annually per Investment Vehicle

         2.   Miscellaneous

         (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

         (b) Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

         (c) Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
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         (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                   * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.



                                 AMERICAN EXPRESS FINANCIAL CORPORATION


                                 By:
                                      -----------------------------------------
                                 Name:
                                 Title:


                                 BISYS FUND SERVICES OHIO, INC.


                                 By:
                                      -----------------------------------------
                                 Name:
                                 Title:


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